SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

March 31, 2016
Date of Report (Date of earliest event reported)

Discovery Laboratories, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-26422	94-3171943
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2600 Kelly Road, Suite 100
Warrington, Pennsylvania 18976
(Address of principal executive offices)

(215) 488-9300
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

On March 31, 2016, Discovery Laboratories, Inc., a Delaware corporation (the “Company”), entered into a second amendment (“Amendment”) to the Collaboration Agreement with Battelle Memorial Institute (“Battelle”) dated October 10, 2014, as previously amended (the “Collaboration Agreement”).  Under the Collaboration Agreement, the Company and Battelle have agreed to a three stage development plan to further develop the Company’s aerosol delivery system (“ADS”) for potential use in the Company’s planned phase 3 clinical program for AEROSURF® for the treatment of respiratory distress syndrome (“RDS”) in premature infants and, if AEROSURF is approved, initial commercial supply, and a sharing of development costs.

Under the Amendment, the Company and Battelle agreed to undertake certain additional activities under, and optimize the development schedule provided in, the Project Plan (as defined in the Collaboration Agreement), among other things, to reallocate resources and re-align the Milestone Date (as defined in the Collaboration Agreement) with the anticipated completion date for the Company’s AEROSURF® phase 2b clinical trial.  The parties agreed to increase the Project Plan Fixed Cost (as defined in the Collaboration Agreement) by approximately $230,000, to an amount between $11,181,000 and up to $12,261,100.  Accordingly, as of the Amendment date, the Discovery Labs Fixed Fee for Stages 2 and 3 under the Project Plan, which is equal to 50% of the Project Plan Fixed Cost, is adjusted to an amount between $5,590,500 and $6,130,550.  In addition, the parties agreed to amend the Collaboration Agreement to change the definition of “Milestone Date,” or the anticipated date for completion of Stage 3 activities under the Project Plan, from July 15, 2016 to November 15, 2016.

The foregoing summary is qualified in its entirety by reference to the text of the Collaboration Agreement and related documents, that were filed as Exhibits to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2014; the First Amendment to the Collaboration Agreement, dated August 4, 2015, which was filed as Exhibit 10.3 to the Company’s Quarterly Report for the quarter ended June 30, 2015; and the Amendment, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

10.1	Second Amendment to Collaboration Agreement between the Company and Battelle dated March 31, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Discovery Laboratories, Inc.

By	/s/ Craig Fraser
Name:	Craig Fraser
Title:	President and Chief Executive Officer

Date:  April 5, 2016